Exhibit 99.1
OneSpan Reports Third Quarter 2026 Financial Results
•Revenue increased 12% year-over-year to $63.9 million
•Subscription revenue increased 16% year-over-year to $51.5 million
•Operating income increased 12% year-over-year to $9.2 million
•Adjusted EBITDA increased 10% year-over-year to $19.3 million1
•Annual Recurring Revenue (ARR) increased 9% year-over-year to $195.5 million2
•Net Retention Rate (NRR) of 105%3
BOSTON, October 29, 2026 – OneSpan Inc. (NASDAQ: OSPN) today reported financial results for the third quarter ended September 30, 2026.

“We delivered an excellent third quarter, highlighted by 16% subscription revenue growth and a 12% increase in operating income,” stated OneSpan CEO Victor Limongelli. “We have continued to improve our execution in both our Cybersecurity business and our Digital Agreements business; we are doing so while also investing to strengthen our competitive position and support longer-term growth.”
Third Quarter 2026 Financial Highlights
•Total revenue was $63.9 million, an increase of 12% compared to $57.1 million for the same quarter of 2025. Cybersecurity revenue was $44.9 million, an increase of 11% year-over-year. Digital Agreements revenue was $19.0 million, an increase of 14% year-over-year.
•ARR increased 9% year-over-year to $195.5 million.
•Gross profit was $48.7 million, or 76% gross margin, compared to $42.0 million, or 74% gross margin, in the same period last year.
•Operating income was $9.2 million, compared to operating income of $8.2 million in the same period last year.
•Net income was $7.8 million, or $0.20 per diluted share, compared to net income of $6.5 million, or $0.17 per diluted share, in the same period last year. Non-GAAP net income was $13.6 million, or $0.35 per diluted share, compared to non-GAAP net income of $12.9 million, or $0.33 per diluted share in the same period last year.1
•Adjusted EBITDA was $19.3 million, compared to $17.5 million in the same period last year.
•Cash and cash equivalents were $51.4 million at September 30, 2026 compared to $70.5 million at December 31, 2025.
Recent Business Highlights
•OneSpan announced advances in DigipassONE, the unified platform it introduced in July, including an upcoming DigipassONE Authenticate Free Trial planned for November 2026, giving organizations that are evaluating where passkeys fit within their authentication strategy a practical way to experiment with them firsthand; and progress on DigipassONE Verify following its early access introduction, with general availability expected in early 2027.
•The Company announced new and planned Digital Agreements innovations, including AI-assisted capabilities, automated document validation, advanced identity verification, and expanded integrated capabilities.
•OneSpan’s Board of Directors has declared a quarterly cash dividend of $0.13 per share as part of the Company’s recurring quarterly dividend program. The dividend is payable on December 4, 2026 to shareholders of record as of the close of business on November 13, 2026.
Financial Outlook
OneSpan is updating its previously issued financial guidance to reflect increases in its software and services revenue, ARR, and Adjusted EBITDA expectations. For the Full Year 2026, the Company expects:

•Total revenue to be in the range of $254 million to $258 million, as compared to its previous guidance range of $248 million to $252 million.
•Software and services revenue to be in the range of $208 million to $210 million, as compared to its previous guidance range of $202 million to $204 million.
•Hardware revenue to be in the range of $46 million to $48 million, unchanged from its previous guidance.
•ARR to be in the range of $197 million to $201 million, as compared to its previous guidance range of $194 million to $198 million.
•Adjusted EBITDA to be in the range of $72 million to $76 million, as compared to its previous guidance range of $67 million to $71 million.
Conference Call Details
In conjunction with this announcement, OneSpan Inc. will host a conference call today, October 29, 2026, at 4:30 p.m. ET. During the conference call, Mr. Victor Limongelli, CEO, and Mr. Jorge Martell, CFO, will discuss OneSpan’s results for the third quarter 2026.

A live webcast of the conference call will be accessible from the OneSpan investor relations website at investors.onespan.com. Shortly after the conclusion of the call, a replay of the webcast will be available on the same website.

Participants can pre-register for the webcast by clicking on this registration link.

____________________________________________
1An explanation of the use of Non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure has also been provided in the tables below. We are not providing a reconciliation of Adjusted EBITDA guidance to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.
2ARR is calculated as the approximate annualized value of our customer recurring contracts as of the measurement date. These include subscription, term-based license, and maintenance and support contracts and exclude one-time fees. To the extent that we are negotiating a renewal with a customer within 90 days after the expiration of a recurring contract, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new recurring contract or renewal and the customer has not notified us of an intention to not renew. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for additional information describing how we define ARR, including how ARR differs from GAAP revenue.
3NRR is defined as the approximate year-over-year growth in ARR from the same set of customers at the end of the prior year period.
About OneSpan
OneSpan helps organizations build secure, seamless, and trusted digital experiences through two solution portfolios: Cybersecurity and Digital Agreements. Our cybersecurity solutions protect identities, secure mobile apps, and safeguard access through advanced high-assurance authentication, threat intelligence, fraud prevention, and robust mobile app protection, defending users, devices, and applications against sophisticated attacks. Our digital agreement solutions streamline agreement workflows with secure e-signatures, identity verification, and smart digital forms, built to enable speed, compliance and exceptional customer experiences. Trusted by leading global enterprises, including more than 60% of the world’s 100 largest banks, OneSpan processes over 100 million digital agreements and billions of secure authentication transactions across more than 120 countries each year.
For more information, visit our website, explore our blog, or follow us on LinkedIn or YouTube.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding our 2026 financial guidance; our planned availability dates for the DigipassONE Authenticate Free Trial and the general availability of DigipassONE Verify; expectations regarding our products and product innovations, including with respect to DigipassONE and our Digital Agreements business; and our general goals and expectations regarding our operational or financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", "should", "could", or "might", and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: our ability to attract new customers and retain and expand sales to existing customers; our ability to successfully develop and market new product offerings and product enhancements; changes in customer requirements; the potential effects of technological changes; the loss of one or more large customers; difficulties enhancing and maintaining our brand recognition; competition; lengthy sales cycles; unintended costs and consequences of our cost reduction and restructuring actions, including higher than anticipated restructuring charges, disruption to our operations, litigation or regulatory actions, or employee turnover; challenges retaining key employees and successfully hiring and training qualified new employees; security breaches or cyber-attacks; real or perceived malfunctions or errors in our products; interruptions or delays in the performance of our products and solutions; reliance on third parties for certain products and data center services; our ability to effectively manage third party partnerships, acquisitions, divestitures, alliances, or joint ventures; economic recession, inflation, tariffs or trade disputes, and political instability; claims that we have infringed the intellectual property rights of others; changing laws, government regulations or policies; pressures on price levels; component shortages; delays and disruption in global transportation and supply chains; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; actions of activist stockholders; and exposure to increased economic and operational uncertainties from operating a global business, as well as other factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our subsequent Quarterly Reports on Form 10-Q (if any). Our filings with the Securities and Exchange Commission and other important information can be found in the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.
Unless otherwise noted, references in this press release to “OneSpan”, “Company”, “we”, “our”, and “us” refer to OneSpan Inc. and its subsidiaries.

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026		2025	2026	2025
Revenue
Product and license	$31,505		$27,712	$95,187	$97,189
Services and other	32,380		29,344	95,111	83,076
Total revenue	63,885		57,056	190,298	180,265

Cost of goods sold
Product and license	6,114		7,030	21,505	24,044
Services and other	9,036		8,023	27,061	23,160
Total cost of goods sold	15,150		15,053	48,566	47,204

Gross profit	48,735		42,003	141,732	133,061

Operating costs
Sales and marketing	13,999		11,391	39,752	34,353
Research and development	9,907		8,796	28,891	26,168
General and administrative	14,811		12,152	37,725	33,478
Amortization of intangible assets	775		741	2,248	1,982
Write-off of assets	—		—	314	—
Restructuring and other related charges	—		696	—	1,165
Total operating costs	39,492		33,776	108,930	97,146
		—
Operating income	9,243		8,227	32,802	35,915

Interest (expense) income, net	(80)		388	(253)	1,812
Other income (expense), net	292		(208)	(47)	(886)

Income before income taxes	9,455		8,407	32,502	36,841
Provision for income taxes	1,657		1,893	6,358	7,480

Net income	$7,798		$6,514	$26,144	$29,361

Net income per share
Basic	$0.21		$0.17	$0.70	$0.77
Diluted	$0.20		$0.17	$0.68	$0.76

Weighted average common shares outstanding
Basic	37,121		38,136	37,313	38,149
Diluted	39,039		38,768	38,399	38,845

OneSpan Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$51,393	$70,499
Accounts receivable, net of allowances of $990 at September 30, 2026 and $1,227 at December 31, 2025	41,842	55,999
Inventories, net	11,102	10,466
Prepaid expenses	7,176	7,044
Contract assets	15,636	18,269
Other current assets	11,446	9,936
Total current assets	138,595	172,213
Property and equipment, net	24,911	22,234
Operating lease right-of-use assets	7,641	7,356
Goodwill	127,687	103,840
Intangible assets, net of accumulated amortization	14,131	9,741
Deferred income taxes	58,902	54,733
Equity investment	11,834	11,834
Other assets	15,535	15,751
Total assets	$399,236	$397,702
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,556	$13,726
Deferred revenue	57,439	71,641
Accrued wages and payroll taxes	16,489	13,553
Short-term income taxes payable	2,008	3,079
Dividend payable	1,402	671
Other accrued expenses	14,036	11,859
Deferred compensation	26	42
Total current liabilities	102,956	114,571
Long-term deferred revenue	1,802	2,539
Long-term lease liabilities	6,162	6,139
Deferred income taxes	898	988
Revolving credit facility	5,000	—
Other long-term liabilities	1,618	1,622
Total liabilities	118,436	125,859
Commitments and contingencies
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock: $0.001 par value per share; 75,000 shares authorized; 42,288 and 42,091 shares issued; 36,819 and 37,361 shares outstanding at September 30, 2026 and December 31, 2025, respectively	37	37
Additional paid-in capital	137,844	128,651
Treasury stock, at cost: 5,469 and 4,730 shares at September 30, 2026 and December 31, 2025, respectively	(68,884)	(60,521)
Retained earnings	220,578	209,821
Accumulated other comprehensive loss	(8,775)	(6,145)
Total stockholders' equity	280,800	271,843
Total liabilities and stockholders' equity	$399,236	$397,702

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$26,144	$29,361
Adjustments to reconcile net income from operations to net cash provided by operations:
Depreciation and amortization of intangible assets	9,937	7,152
Write-off of assets and restructuring related charges	314	709
Loss on disposal of asset	8	27
Deferred tax benefit	(32)	(2,716)
Stock-based compensation	10,802	9,601
Provision for (recovery of) credit losses	19	(303)
Changes in operating assets and liabilities, net of the effects from acquisition:
Accounts receivable, net	15,126	32,702
Inventories, net	(953)	909
Contract assets	2,546	(7,758)
Accounts payable	(2,318)	(3,935)
Income taxes payable	(1,114)	4,763
Accrued expenses	1,077	(2,198)
Deferred compensation	(16)	(166)
Deferred revenue	(16,092)	(22,030)
Other assets and liabilities	(886)	767
Net cash provided by operating activities	44,562	46,885

Cash flows from investing activities:
Additions to property and equipment	(9,526)	(6,018)
Additions to intangible assets	(177)	(54)
Cash paid for acquisition of business, net of cash acquired	(34,553)	(13,943)
Net cash used in investing activities	(44,256)	(20,015)

Cash flows from financing activities:
Dividends paid	(14,680)	(13,878)
Payment of debt issuance costs	—	(1,739)
Borrowings from credit facility	5,000	—
Tax payments for restricted stock issuances	(1,608)	(4,409)
Repurchase of common stock	(8,297)	(6,297)
Net cash used in financing activities	(19,585)	(26,323)

Effect of exchange rate changes on cash	173	1,676

Net (decrease) increase in cash	(19,106)	2,223
Cash, cash equivalents, and restricted cash, beginning of period	70,499	83,331
Cash, cash equivalents, and restricted cash, end of period	$51,393	$85,554

Operating Segments
We report our financial results under the following two lines of business, which are our reportable operating segments: Cybersecurity and Digital Agreements.
•Cybersecurity. Cybersecurity, formerly Security Solutions, consists of our broad portfolio of software products, software development kits ("SDKs") and Digipass authenticator devices that are used to build applications designed to defend against attacks on digital transactions across online environments, devices, and applications. The software products and SDKs included in the Cybersecurity segment are delivered through on-premises and cloud-based deployment models and include standards-based authentication technologies such as Fast Identity Online ("FIDO") authentication and passkeys, multi-factor authentication, transaction signing solutions and mobile application security.
•Digital Agreements. Digital Agreements consists of solutions that enable our clients to secure and automate business processes associated with their digital agreement and customer transaction lifecycles that require consent, non-repudiation and compliance. These solutions, which are cloud-based, include OneSpan Sign e-signature, OneSpan Notary, and Identity Verification.
Segment operating income (loss) consists of the revenues generated by a segment, less the direct costs of revenue, sales and marketing, research and development expenses, general and administrative expenses, restructuring and other related charges, and amortization of intangible assets expense that are incurred directly by a segment. Sales and marketing and research and development expenses were determined to be significant segment expenses. Unallocated corporate costs include costs related to administrative functions that are performed in a centralized manner that are not directly attributable to a particular segment.
Segment and consolidated operating results (unaudited):

	Three Months Ended September 30, 2026
(In thousands, except percentages)	Cybersecurity	Digital Agreements	Corporate and Other	Total
Revenue	$44,886	$18,999	$—	$63,885
Cost of goods sold	10,291	4,859	—	15,150
Gross profit	34,595	14,140	—	48,735

Gross margin	77%	74%	*	76%

Sales and marketing	9,117	3,375	1,507	13,999
Research and development	6,174	2,815	918	9,907
Other segment items (1)(3)	768	1,015	13,803	15,586
Operating income (loss) (2)(4)	18,536	6,935	(16,228)	9,243

Interest (expense) income, net				(80)
Other income (expense), net				292
Income before income taxes				$9,455

	Three Months Ended September 30, 2025
(In thousands, except percentages)	Cybersecurity	Digital Agreements	Corporate and Other	Total
Revenue	$40,322	$16,734	$—	$57,056
Cost of goods sold	10,325	4,728	—	15,053
Gross profit	29,997	12,006	—	42,003

Gross margin	74%	72%	*	74%

Sales and marketing	7,202	3,443	746	11,391
Research and development	5,689	2,917	190	8,796
Other segment items (1)(3)	431	1,487	11,671	13,589
Operating income (loss) (2)(4)	16,675	4,159	(12,607)	8,227

Interest (expense) income, net				388
Other income (expense), net				(208)
Income before income taxes				$8,407

	Nine Months Ended September 30, 2026
(In thousands, except percentages)	Cybersecurity	Digital Agreements	Corporate and Other	Total
Revenue	$134,362	$55,936	$—	$190,298
Cost of goods sold	33,969	14,597	—	48,566
Gross profit	100,393	41,339	—	141,732

Gross margin	75%	74%	*	74%

Sales and marketing	26,503	10,125	3,124	39,752
Research and development	18,429	8,699	1,763	28,891
Other segment items (1)(3)	2,320	3,326	34,641	40,287
Operating income (loss) (2)(4)	53,141	19,189	(39,528)	32,802

Interest (expense) income, net				(253)
Other income (expense), net				(47)
Income before income taxes				$32,502

	Nine Months Ended September 30, 2025
(In thousands, except percentages)	Cybersecurity	Digital Agreements	Corporate and Other	Total
Revenue	$132,270	$47,995	$—	$180,265
Cost of goods sold	33,365	13,839	—	47,204
Gross profit	98,905	34,156	—	133,061

Gross margin	75%	71%	*	74%

Sales and marketing	21,402	10,313	2,638	34,353
Research and development	15,966	9,510	692	26,168
Other segment items (1)(3)	902	3,930	31,793	36,625
Operating income (loss) (2)(4)	60,635	10,403	(35,123)	35,915

Interest (expense) income, net				1,812
Other income (expense), net				(886)
Income before income taxes				$36,841
*Percentage not meaningful.
(1)     Cybersecurity other segment items includes general and administrative expense and amortization of intangibles for the three months ended September 30, 2026, and general and administrative expense, write-off of assets, and amortization of intangibles for the nine months ended September 30, 2026. Cybersecurity other segment items includes general and administrative expense and restructuring and other related charges for the three and nine months ended September 30, 2025.
(2)     Cybersecurity operating income includes $1.1 million and $2.8 million of total amortization and depreciation expense for the three and nine months ended September 30, 2026, respectively. Cybersecurity operating income includes $0.4 million and $0.7 million of total amortization and depreciation expense for the three and nine months ended September 30, 2025, respectively.
Cybersecurity operating income does not include any restructuring and other related charges for the three and nine months ended September 30, 2026. Cybersecurity operating income includes less than $0.1 million and $0.3 million of restructuring and other related charges for the three and nine months ended September 30, 2025, respectively.
(3)     Digital Agreements other segment items includes general and administrative expense and amortization of intangibles for the three and nine months ended September 30, 2026. Digital Agreements other segment items includes general and administrative expense and restructuring and other related charges for the three and nine months ended September 30, 2025.
(4) Digital Agreements operating income includes $2.1 million and $6.4 million of total amortization and depreciation expense for the three and nine months ended September 30, 2026, respectively. Digital Agreements operating income includes $1.9 million and $5.5 million of total amortization and depreciation expense for the three and nine months ended September 30, 2025, respectively.
Digital Agreements operating income does not include any restructuring and other related charges for the three and nine months ended September 30, 2026.
Digital Agreements operating income includes less than $0.1 million and $0.2 million of restructuring and other related charges for the three and nine months ended September 30, 2025, respectively.

Revenue by major products and services (unaudited):
Effective January 1, 2026, we have revised our presentation of revenue by major products and services to better align with how we manage the business and our strategic focus on growing recurring revenues. Accordingly, term maintenance revenue is now included within subscription revenue. As a result, subscription revenue now consists primarily of subscription licenses sold for on-premises software, the related maintenance and support revenue, and SaaS revenue. Additionally, maintenance revenue associated with perpetual licenses and professional services is now presented together, which reflects the steady decline in perpetual license arrangements. These changes are presentation-only and have no impact on total revenue, operating income, or cash flows, and prior-period results have been updated for comparability.

	Three Months Ended September 30,
	2026		2025
(In thousands)	Cybersecurity	Digital Agreements	Cybersecurity	Digital Agreements
Subscription (1)	$32,515	$18,978	$27,691	$16,705
Perpetual maintenance and services	1,920	21	2,901	29
Hardware products	10,451	—	9,730	—
Total Revenue	$44,886	$18,999	$40,322	$16,734

	Nine Months Ended September 30,
	2026		2025
(In thousands)	Cybersecurity	Digital Agreements	Cybersecurity	Digital Agreements
Subscription (1)	$95,026	$55,855	$87,345	$47,874
Perpetual maintenance and services	6,859	81	10,116	121
Hardware products	32,477	—	34,809	—
Total Revenue	$134,362	$55,936	$132,270	$47,995
(1) Cybersecurity subscription revenue during the three and nine ended months September 30, 2025 includes $6.6 million and $17.6 million, respectively, of term maintenance that has been reclassified from maintenance and services to align with the revised presentation of revenue described above. Digital Agreements subscription revenue during the three and nine months ended September 30, 2025 includes less than $0.1 million for all periods related to the reclassification from maintenance and services to align with the revised presentation of revenue.
Non-GAAP Financial Measures
We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, namely Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Our management believes that these measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business, as further discussed in the descriptions of each of these non-GAAP metrics below.
These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies. Additional information about the non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures appear below.
Adjusted EBITDA
We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, rebranding costs, and non-routine shareholder matters. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation and related payroll tax expense, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net income	$7,798	$6,514	$26,144	$29,361
Interest expense (income), net	80	(388)	253	(1,812)
Provision for income taxes	1,657	1,893	6,358	7,480
Depreciation and amortization of intangible assets (1)	3,371	2,566	9,937	7,152
Long-term incentive compensation and related payroll tax expense (2)	5,519	3,627	11,122	10,553
Restructuring and other related charges (3)	—	1,001	—	1,535
Other non-recurring items (4)	830	2,322	3,345	3,939
Adjusted EBITDA	$19,255	$17,535	$57,159	$58,208
(1) Includes cost of sales depreciation and amortization expense directly related to delivering cloud subscription revenue of $2.1 million and $6.2 million for the three and nine months ended September 30, 2026, respectively, and $1.3 million and $3.7 million for the three and nine months ended September 30, 2025, respectively. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(2) Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million for the three and nine months ended September 30, 2026 and 2025.
(3) Costs are recorded in "Services and other cost of goods sold" and "Restructuring and other related charges," respectively, on the condensed consolidated statements of operations.
Includes restructuring and other related charges of $0.4 million for the three and nine months ended September 30, 2025, respectively, that are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4) For the three months ended September 30, 2026 and 2025, other non-recurring items consist of $0.8 million and $2.3 million, respectively, of fees related to non-recurring acquisition projects.

For the nine months ended September 30, 2026 and 2025, other non-recurring items consist of $3.3 million and $3.9 million, respectively, of fees related to non-recurring acquisition projects.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share
We define Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share as net income or net income per diluted share, as applicable, before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, restructuring costs, and certain other non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitor results.
We exclude long-term incentive compensation and related payroll tax expense because our long-term incentives generally reflect the use of restricted stock unit grants or cash incentive grants, including incentives directly tied to the performance of the business, while other companies may use different forms of incentives that have different cost impacts, which makes comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets, or the write down of such assets due to an impairment event. However, we note that intangible assets contribute to current and future revenue, and related amortization expense will recur in future periods until expired or written down.
We also exclude certain non-recurring items including one-time strategic action costs and non-recurring shareholder matters, as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We use a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods. We will assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$7,798	$6,514	$26,144	$29,361
Provision for income taxes	1,657	1,893	6,358	7,480
Income before income taxes	9,455	8,407	$32,502	$36,841
Long-term incentive compensation and related payroll tax expense (1)	5,519	3,627	11,122	10,553
Amortization of intangible assets (2)	1,176	741	3,283	1,982
Restructuring and other related charges (3)	—	1,001	—	1,535
Other non-recurring items (4)	830	2,322	3,345	3,939
Non-GAAP net income before income taxes	16,980	16,098	50,252	54,850
Non-GAAP provision for income taxes (5)	(3,396)	(3,220)	(10,050)	(10,970)
Non-GAAP net income	$13,584	$12,878	$40,202	$43,880

Non-GAAP net income per share, diluted	$0.35	$0.33	$1.05	$1.13

Weighted-average shares used to compute non-GAAP net income per share, diluted	39,039	38,768	38,399	38,845
(1)Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related employer payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million for the three and nine months ended September 30, 2026 and 2025.

(2)Includes cost of sales amortization expense directly related to delivering cloud subscription revenue of $0.4 million and $1.0 million for the three and nine months ended September 30, 2026, respectively. There was no amortization expense included in cost of sales for the three and nine months ended September 30, 2025. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(3)Costs are recorded in "Services and other cost of goods sold" and "Restructuring and other related charges," respectively, on the condensed consolidated statements of operations.
Includes restructuring and other related charges of $0.4 million for the three and nine months ended September 30, 2025, respectively. These charges are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4)For the three months ended September 30, 2026 and 2025, other non-recurring items consist of $0.8 million and $2.3 million, respectively, of fees related to non-recurring acquisition projects. For the nine months ended September 30, 2026 and 2025, other non-recurring items consist of $3.3 million and $3.9 million, respectively, of fees related to non-recurring acquisition projects.
(5)We use a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods.
Copyright© 2026 OneSpan North America Inc., all rights reserved. OneSpan®, the “O” logo, Digipass®, and DigipassONETM are registered or unregistered trademarks of OneSpan North America Inc. or its affiliates in the U.S. and other countries.
Investor Contact:
Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com